Exhibit 10.1

Release Agreement

AGREEMENT entered into as of this 31st day of August, 2011 (the “Agreement”) by and between Motricity, Inc., a Delaware corporation with its principal place of business at 601 108th Avenue NE, Suite 800, Bellevue, WA 98004 (the “Company”), and Allyn P. Hebner (the “Employee”).

RECITAL

WHEREAS, the Employee and Company executed an employment offer letter dated March 6, 2009, as amended to date, which sets forth the terms and conditions of the Employee’s employment with the Company (the “Offer Letter”);

WHEREAS, in accordance with the terms of the Offer Letter, the Employee’s employment with the Company is terminated without cause effective as of August 31, 2011 (the “Termination Date”); and

WHEREAS, the Company desires that the Employee agrees to release and waiver of any and all claims against the Company as set forth below pursuant to terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained it is hereby agreed as follows:

1. Termination. Your termination shall be effective as of the Termination Date, and you shall be deemed to resign as of that date any and all positions including without limitation as an officer or director that you have held with the Company or any of its affiliates. Effective as of the Termination Date, you shall cease to be an employee of the Company. Your eligibility for any Company benefits shall cease as of the Separation Date.

In consideration for the releases set forth herein, the severance terms of the Offer Letter and subject to continuing to meet your obligations under this Agreement, the Company has agreed to pay you nine months severance for a total of $225,000 less all applicable state and federal deductions (“Severance Amount”). Payment of the Severance Amount will be made in equal installments over nine months in accordance with the Company’s customary payroll practices. Payments of the Severance Amount shall begin eight (8) days after the Company’s receipt of an executed original of this Agreement.

The Company acknowledges and agrees that (i) it shall pay you any expenses that it has not reimbursed to date and are owed to you as of the date hereof, subject to you submitting appropriate documentation and such documented expenses are eligible for reimbursement under the Company’s policies and procedures; (ii) it shall pay you any accrued and unpaid vacation or paid time off as of the date hereof in accordance with Company policy and applicable law; and (iii) pursuant to that certain Restricted Stock Grant Agreement between you and the Company dated May 7, 2009, 36,459 unvested shares of restricted stock previously granted to you shall vest and become non-forfeitable as of the Termination Date in accordance with Section 3(a)(vii) thereof. Except as provided herein, all other unvested equity awards shall be forfeited and cancelled as of the Termination Date. Your rights and obligations under any vested and outstanding equity award agreements shall be determined in accordance with the governing award agreement and applicable equity incentive plan.

2. Health Insurance Continuation. You and your beneficiaries, if applicable, will receive under separate cover notice of your rights under the Consolidated Omnibus Reconciliation Act (“COBRA”) upon your separation from the Company. If you elect to continue health care coverage under COBRA, you are responsible for paying the premiums.

3. Transfer of Responsibilities. You shall cooperate fully with the Company and its personnel to provide an orderly transfer of your duties and responsibilities. This cooperation includes but is not limited to timely compliance with all reasonable requests for information, including, but not limited to, the transition of any work and any leads, prospects or contacts to your manager.

4. Confidentiality of this Agreement. You agree to keep confidential and not to disclose the existence or terms of this Agreement or sums paid under this Agreement to anyone or to any organization, except that you may disclose such information to your spouse, attorney, your legal and financial advisers, provided you have received in advance their promises to maintain this information in strict confidence or as otherwise required by law. Nothing in this Agreement will prevent you from cooperating with or participating in any investigation by the government of the U.S., including any investigations by the federal Equal Employment Opportunity Commission (the “EEOC”) or the Washington State Human Rights Division.

5. Nondisclosure, Noncompetition, and Intellectual Property Protection Agreement. You acknowledge the validity and continuing applicability of the agreements and covenants contained in the Nondisclosure, Noncompetition, and Intellectual Property Protection Agreement dated March 4, 2009, a copy of which is attached hereto as Attachment A concerning the ownership, non-use and return of confidential information and non-competition with the Company. Those agreements and covenants are incorporated herein by reference and continue to have full force and effect following the Termination Date.

6. Return of Company Property. You acknowledge that you have returned to the Company all property of the Company that is in your possession or under your control, including, without limitation, Company keys, cell phones, lap-tops and any and all files, documents and other information with respect to the Company’s management, business operations or customers, including all files, documents, or other information containing confidential information.

7. Non-Disparagement. You hereby agree that you will refrain from making any derogatory, disparaging or false statements with respect to the Company or any of its shareholders, controlling persons, officers, directors, executives, advisors, customers, or other related or affiliated parties or any other Company Released Parties. The Company hereby agrees that its officers, directors, affiliates and other related or affiliated parties shall refrain from making any derogatory, disparaging or false statements with respect to you. The Company will also direct its employees, directors and agents to refrain from making derogatory, disparaging or false statements with respect to you. You agree that you will not communicate or disclose to any third party or use for your own account, without the written consent of the Company, any of the Company’s confidential and proprietary information, trade secrets or materials, except as required by law, unless and until such information or material becomes generally available to the public through sources other than you.

8. Breach of Agreement. To the extent permitted by law, you understand and agree that any breach of your obligations under this Agreement will immediately render the Company’s obligations and agreements null and void, and, to the extent permitted by law, you shall repay to the Company the Severance Amount. In addition, you shall be liable to the Company for all damages arising from such breach, including but limited to the attorney’s fees and costs incurred by the Company in connection with such breach.

9. General Release. You, for yourself and your heirs, legal representatives, beneficiaries, assigns and successors in interest, knowingly and voluntarily release, remise and forever discharge the Company and its successors, assigns, former or current affiliates, shareholders, officers, directors, members of the board of directors, employees, agents, attorneys and representatives (“Company Released Parties”) whether in their individual or official capacities, from any and all actions or causes of action, suits, debts, claims, complaints, contracts, controversies, agreements, promises, damages, claims for attorneys’ fees, costs, interest, punitive damages or reinstatement, judgments and demands whatsoever, in law or equity, you now have, may have or ever had, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date that you sign this Agreement (“Released Claims”), including, without limitation:

(a)	claims under any state or federal discrimination, fair employment practices or other employment-related statute, or regulation (as they may have been amended through the date of this Agreement) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, color, religion, national origin, age, gender, marital status, disability, handicap, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any claims arising under the Federal Rehabilitation Act of 1973, Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, and any similar Washington local or other state statute;

(b)

claims under any other state or federal employment-related statute, or regulation (as they may have been amended through the date of this Agreement) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, except as otherwise provided herein, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Occupational Safety and Health Act, the Health Insurance

Portability and Accountability Act of 1996, the Employee Retirement Income Security Act of 1974, the Sarbanes Oxley Act of 2002 and any similar Washington local or other state statute;

(c)	claims under any state or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence; and

(d)	any other claim arising under state or federal law.

Notwithstanding the above, nothing in this release is intended to release or waive (i) your right to seek enforcement of this Agreement or any other rights of indemnification, contribution, subrogation, advancement and/or reimbursement of expenses or similar rights to the extent they are provided for in the Company’s Restated Certificate of Incorporation, bylaws or the Indemnification Agreement dated March 6, 2009, between you and the Company (the “Indemnification Agreement”) or (ii) your rights as they exist pursuant to any director and officer insurance policies or any other insurance policies whether in effect before the date of this Agreement, on the date of this Agreement or after the date of the Agreement.

You recognize that you may have some claim, demand or cause of action against the Company Released Parties of which you are totally unaware and unsuspecting that you are giving up by execution of this release. It is your intention in executing this release that this release will deprive you of each such claim, demand and cause of action and prevent you from asserting it against the Company Released Parties.

You represent and warrant that no portion of any claim, demand, cause of action, or other matter released herein, nor any portion of any recovery or settlement to which you might be entitled from the Company Released Parties, has been assigned or transferred to any other person or entity, either directly or by way of subrogation or operation of law. You hereby agree to indemnify, defend and hold the Company Released Parties harmless from any and all loss, cost, claim, and expense (including, but not limited to, all expenses of investigation and defense of any such claim or action, including reasonable attorneys’ and accountants’ fees, costs, and expenses) arising out of any claim made or action instituted against the Company Released Parties by any person or entity that is the beneficiary of such assignment or transfer and to pay and satisfy any judgment resulting from any settlement in favor of the beneficiary of any such claim or action.

You further represent and warrant that you have not filed or participated in the filing of any complaint, grievance, charge or claim with or before any local, state or federal agency or board, union or any court or other tribunal relating to the Company or to your employment with, or the termination of, your employment at the Company and its affiliates. Nothing contained herein is intended to nor shall prohibit you from (i) filing a charge or complaint with the EEOC; or (ii) participating in any investigation or proceeding conducted by the EEOC. In the event that you file a charge with the EEOC, you waive and release any personal entitlement to reinstatement, back pay or any other types of damages or injunctive relief in connection with any actions taken by you on your behalf on your administrative charge. NOTWITHSTANDING THIS PROVISION, YOU UNDERSTAND AND AGREE THAT BY ENTERING INTO THIS AGREEMENT, YOU ARE FOREVER RELEASING AND WAIVING ANY AND ALL CLAIMS AGAINST THE COMPANY, INCLUDING BUT NOT LIMITED TO CLAIMS FOR AGE DISCRIMINATION, AS SET FORTH IN THIS SECTION, PROVIDED, HOWEVER, THAT THE RELEASE PROVIDED FOR HEREIN SHALL NOT EXTEND TO ANY CLAIMS UNDER THIS AGREEMENT OR THOSE SPECIFICALLY EXCLUDED FROM THE RELEASE.

You hereby acknowledge and understand that this is a General Release.

10. OWBPA/ADEA. This paragraph is intended to comply with the Older Workers Benefit Protection Act of 1990 (“OWBPA”) with regard to your waiver of rights under the Age Discrimination in Employment Act of 1967 (“ADEA”):

(a)	You are specifically waiving rights and claims under the ADEA;

(b)	The waiver of rights under the ADEA does not extend to any rights or claims arising after the date this Agreement is signed by you;

(c)	You acknowledge receiving consideration for this waiver;

(d)	You acknowledge that you have been advised to consult with an attorney before signing this Agreement; and

(e)	You acknowledge that after receiving a copy of this Agreement, you had the right to take up to 45 days to consider your decision to sign the Agreement; the parties agree that changes to the Agreement, whether material or immaterial did not restart the running of the 45-day period.

This Agreement does not become effective for a period of seven (7) days after you sign it. You have the right to revoke this Agreement during the seven (7) day period. Revocation must be made in writing, signed by you and delivered to James L. Hauser, Esq. at Brown Rudnick LLP, One Financial Center, Boston, MA 02111 during the seven (7) day period.

11. Covenant Not to Sue. To the extent permitted by law, you specifically agree not to commence any legal action against any of the Company Released Parties arising out of or in connection with the Released Claims. To the extent permitted by law, you expressly agree that if you commence such an action in violation of this Agreement, you shall indemnify the Company Released Parties for the full and complete costs of defending such an action and enforcing this Agreement, including reasonable attorneys’ fees (whether incurred in a third party action or in an action to enforce this Agreement), court costs, and other related expenses. You further agree that, to the extent permitted by law, if you commence such an action despite the provisions of this Agreement, you shall be obligated to return to the Company the Severance Amount. This Agreement does not act as a waiver or release of any complaints or charges that you cannot by law waive or release, and does not prohibit you from: (i) filing a charge or complaint with the EEOC, or any other state or federal agency, or (ii) participating in any investigation or proceeding conducted by the EEOC or Washington State Human Rights Division. Notwithstanding, by executing this Agreement, you are expressly waiving your ability to obtain relief of any kind from the Company to the extent permitted by law.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles. Both parties agree that any action, demand, claim or counterclaim shall be resolved by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury.

13. Voluntary Assent. You confirm that no other promises or agreements of any kind have been made by any person to cause you to sign this Agreement except as otherwise as noted herein, and that you fully understands the meaning and intent of this Agreement. You agree that this is the entire agreement and understanding between you and the Company.

14. Notices and Communications. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) transmitted by facsimile or electronic mail with receipt confirmed, (iii) delivered by overnight courier service with confirmed receipt, or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

If to the Company to:

If to the Employee:

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Agreement shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral; provided, however, that any equity award agreements between you and the Company and the Indemnification Agreement shall remain in full force and effect in accordance with the terms and conditions therein.

16. Remedies. Any breach or threatened breach by you of the provisions of this Agreement will result in irreparable and continuing damage to the Company for which there is no adequate remedy at law. In such event, you agree and acknowledge that the Company will be entitled to injunctive relief and/or specific performance, and such other relief that may be proper (including monetary damages, if proper) without the posting of any bond and that you shall not oppose the granting of such relief.

17. Authority. The Company represents that this Agreement has been presented to, considered and authorized by the Company’s Board (and/or any appropriate committee(s) thereof), and that the Company officer executing this Agreement on behalf of the Company has the authority to enter into this Agreement and bind the Company to the terms and conditions hereof. Any action or consent of the Company required hereunder may be authorized only by a written resolution, or action at a meeting, of the Board properly taken in accordance with the Company’s Restated Certificate of Incorporation and bylaws.

Please indicate your agreement to the terms of this Agreement by signing and dating the last page of the enclosed copy of this Agreement, and return it to me not later than the close of business on August 31, 2011.

IN WITNESS WHEREOF, the Company and the Employee have executed and delivered this Agreement as of the date first written above.

MOTRICITY, INC.

By:	/s/ James R. Smith
Name:	James R. Smith
Title:	Interim CEO

EMPLOYEE

/s/ Allyn P. Hebner
Allyn P. Hebner

SIGNATURE PAGE TO HEBNER RELEASE AGREEMENT